Exhibit 10.16

Crackle Holdings, L.P.

Treatment of Unvested Class A Nonvoting Units

, 2021

As you know, Crackle Holdings GP LLC (the “General Partner”), being the general partner of Crackle Holdings, L.P. (the “Partnership”), has begun the process of an initial public offering (if consummated, the “IPO”) and, in connection therewith, has selected Snap One Holdings Corp. (f/k/a Crackle Corp.), a direct wholly-owned subsidiary of the Partnership (the “Company”), for purposes of undertaking the IPO. In connection with the IPO, and pursuant to the terms of the Partnership Agreement (as defined below) to which you are party, the General Partner will cause the Partnership to exchange your unvested Class A Nonvoting Units (the “Unvested Units”) for unvested shares of common stock of the Company (“shares of Restricted Stock”) if and when the IPO occurs (the “Exchange”). Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of August 4, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Partnership Agreement”).

What will you receive? You will receive shares of Restricted Stock in exchange for your Unvested Units. These shares of Restricted Stock will be stock of the same class of shares that will become publicly traded following the IPO and will be subject to restrictions on transfer and vesting as described below. As is the case with your Class A Nonvoting Units of the Partnership (the “Restricted Units”), the shares of Restricted Stock will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly, even once the shares of Restricted Stock have vested, they may not be sold or transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption therefrom (such as Rule 144 under the Securities Act, for example).

The number of shares of Restricted Stock you will receive will be determined taking into account the aggregate value of your Unvested Units immediately prior to the Exchange, based on the distribution priorities and terms applicable to the various classes of units of the Partnership, in each case, calculated by the General Partner pursuant to and in accordance with the Partnership Agreement, and the price at which shares of Common Stock of the Company are initially offered to the public in connection with the IPO (the “IPO Price”). The number of shares of Restricted Stock you receive in exchange for your Unvested Units will each be rounded up or down to the nearest whole Share, and any fractional Shares will be settled in cash by the Company at a later date. Your shares will be held at an account in your name with the transfer agent in book-entry form.

You will also receive cash equal to $ per Unvested Unit in lieu of participation in the tax receivables agreement that will be entered into between the Company and certain Partnership unitholders in connection with the IPO (the “Additional Payment”). You will receive the Additional Payments payable with respect to your Unvested Units at the same time as the Exchange.

When can you sell your Shares of Restricted Stock? The shares of Restricted Stock generally cannot be sold until the date that is the later of (i) the date on which such shares of Restricted Stock vest and (ii) one hundred and eighty (180) days following the closing date of the IPO, subject to the Company’s then effective insider trading policy.

What vesting conditions will apply to the Shares of Restricted Stock?

The shares of Restricted Stock you receive in exchange for your Unvested Units will be subject to the vesting terms that apply to such Unvested Units, as further described in the attached Exchange Acknowledgement and Agreement.

What must you do now? To facilitate the IPO process and the Exchange of your Unvested Units, you must execute the attached Exchange Acknowledgement and Agreement. We strongly encourage you to read these documents, and, if you have questions, consult with your own legal, financial, and tax advisors about the consequences of the Exchange.

After you execute the Exchange Acknowledgement and Agreement, please send signed copies of the agreement(s) to              no later than                , 2021.

U.S. Federal Income Tax Treatment of the Exchange. The Company intends to take the position that the Exchange should not result in taxable income to you for U.S. federal income tax purposes, except with respect to any cash received in connection with the Exchange, as described below. The Exchange is expected to be treated, for U.S. federal income tax purposes, as a distribution to you of shares of Common Stock of the Company by the Partnership in redemption of your Unvested Units. Accordingly, your tax basis and holding period, if any, in your Unvested Units should carry over to your shares of Restricted Stock, except that your basis will be reduced by the amount of cash received at the time of the Exchange or with respect to which a section 83(b) election is made, as described below, and your subsequent disposition of such shares (after vesting) should generally result in a capital gain (or loss) in an amount equal to the difference between the amount you realize on the disposition and your tax basis in the shares of Restricted Stock that are disposed of. Long-term capital gains recognized by individuals are generally eligible for reduced rates of taxation. Furthermore, the deductibility of capital losses is subject to limitations. The foregoing assumes you will make an election as required in the Exchange Acknowledgement and Agreement under section 83(b) of the Internal Revenue Code with respect to the shares of Restricted Stock and that the shares of Restricted Stock you receive in the Exchange are of equivalent value to your Unvested Units.

U.S. Federal Income Tax Treatment of the Additional Payments. Any cash you receive at the time of the Exchange pursuant to this agreement is expected to be taxable income to you as capital gain to the extent the cash received exceeds your outside basis in your Partnership interest. Your basis in the shares of Restricted Stock you receive in the Exchange will be reduced by the amount of such cash.

The shares of Restricted Stock you receive in the Exchange will be in exchange for, and will supersede in all respects, the Unvested Units, which will be cancelled and cease to exist immediately upon the Exchange. Except as expressly set forth in the Exchange Acknowledgement and Agreement, your rights and obligations under your Award Agreement(s), the Partnership Agreement and any other documents or agreements with respect to the Unvested Units or the Partnership will terminate immediately following the Exchange.

We look forward to beginning this new, exciting chapter as a public company.

Sincerely,

John Heyman

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EXCHANGE ACKNOWLEDGEMENT AND AGREEMENT

This Exchange Acknowledgement and Agreement (this “Agreement”) is made effective as of           , 2021 (the “Effective Date”), by and among Crackle Holdings, L.P., a Delaware limited partnership (the “Partnership”), Crackle Holdings GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Snap One Holdings Corp. (f/k/a Crackle Corp.), a Delaware corporation and direct wholly-owned subsidiary of the Partnership (the “Company”), and the unitholder identified on the signature page attached hereto (“Unitholder”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement (as defined below).

WHEREAS, Unitholder holds a number of unvested Class A Nonvoting Units of the Partnership (the “Exchanged Units”), in each case as specified in the Equity Schedule set forth on the signature page hereto, which Exchanged Units are subject to the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of August 4, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Partnership Agreement”), and one or more Restricted Class A Nonvoting Unit Award Agreements, including any exhibits attached thereto (collectively, the “Award Agreements”);

WHEREAS, in connection with the initial public offering of the Company (the “IPO”), the General Partner will cause all of the Exchanged Units to be exchanged for unvested shares of common stock, par value $0.01, of the Company (the “shares of Restricted Stock”), effective immediately after the execution and delivery by the Company of the underwriting agreement relating to the IPO (the “Exchange and, the date of such Exchange, the “Exchange Time”), upon the terms and subject to the conditions set forth herein and as otherwise determined by the General Partner;

WHEREAS, prior to the IPO, the Company and the Partnership will enter into a tax receivable agreement (the “Tax Receivable Agreement”) whereby the Company will agree to make payments with respect a portion of the tax savings of the Company as a result of certain pre-IPO tax attributes;

WHEREAS, the Partnership will distribute its rights under the Tax Receivable Agreement to certain unitholders, and a cash payment to other holders, including the Unitholder, equal to the fair market value of the Unitholder’s pro rata interest in the Tax Receivable Agreement in lieu of rights under the Tax Receivable Agreement; and

WHEREAS, at the Exchange Time, pursuant to the Exchange, the Exchanged Units will be redeemed and will be cancelled and cease to exist and, in exchange therefor, Unitholder shall receive a number of shares of Restricted Stock determined by the General Partner, based on the price at which Shares are initially offered to the public in connection with the IPO (the “IPO Price”), as described herein and subject to the terms and conditions hereof, including, Appendix A attached hereto.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto acknowledge and agree as follows:

1.        Exchange of Exchanged Units.

(a)       Subject to the terms and conditions set forth herein and effective as of the Exchange Time, the General Partner will cause the Exchanged Units to be redeemed and cancelled in exchange for a number of shares of Restricted Stock, as determined in accordance with the Partnership Agreement. Once the IPO Price is conclusively determined, the actual number of shares of Restricted Stock to be received will be determined and the Company will communicate such final number to the Unitholder.

(b)       Unitholder shall receive cash equal to $             per Exchanged Unit (the “Additional Payment”). Additional Payments shall be distributed to the Unitholder by the Partnership to the Unitholder on or prior to the closing date of the IPO.

(c)       Effective as of the Exchange, the shares of Restricted Stock shall be subject to the terms of Appendix A attached hereto.

(d)       Unitholder shall provide the Company with a copy of a completed election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in the form of Exhibit A attached hereto, with respect to the shares of Restricted Stock. Unitholder shall timely (within 30 days of the Exchange Time) file (via certified mail, return receipt requested) such election(s) with the Internal Revenue Service, and thereafter shall certify to the Company that Unitholder has made such timely filing(s) and furnish a copy of such filing(s) to the Company. Unitholder should consult his or her tax advisor regarding the consequences of a Section 83(b) election, as well as the receipt, vesting, holding and sale of the shares of Restricted Stock.

(e)       Unitholder acknowledges that the shares of Restricted Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly, may not be sold or transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption therefrom, and subject to the Company’s then effective insider trading policy.

3.        Book Entry. The Company shall recognize Unitholder’s ownership of shares of Restricted Stock through uncertificated book entry.

4.        Rights as a Stockholder. Unitholder shall be the record owner of the shares of Restricted Stock until or unless such shares of Restricted Stock are forfeited pursuant to the terms of this Agreement, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the shares of Restricted Stock and rights to dividends or other distributions, subject to Section 6 below.

5.        Book Entry Notations. To the extent applicable, all book entries representing the shares of Restricted Stock delivered to Unitholder as contemplated by Section 3 above shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Company may cause notations to be made next to the book entry to make appropriate reference to such restrictions. Any such book entry notations may include a description of the restrictions set forth in Appendix A attached hereto and herein, including Sections 1 and 6 hereof.

6.        Transfer Restrictions. The shares of Restricted Stock are subject to the restrictions and obligations set forth in the Snap One Holdings Corp. Stockholders Agreement to be entered into by the Company and the other parties thereto on the date of the Exchange (the “Stockholders Agreement”) and Appendix A attached hereto.

7.        No Right to Continued Service. Neither this Agreement nor Unitholder’s receipt of the Shares hereunder shall be construed as giving the Unitholder the right to be retained as member of the board of directors of the Company or any affiliate thereof.

8.        Cooperation. Unitholder acknowledges that the IPO constitutes an Initial Public Offering, the Company constitutes the IPO Corporation and the Exchange constitutes an IPO Conversion, in each case, pursuant to the Partnership Agreement and acknowledges that Unitholder has obligations to cooperate with the General Partner and take all actions required or reasonably requested by the General Partner in connection with the consummation of the IPO Conversion under the Partnership Agreement. Without limiting the foregoing, Unitholder further agrees to cooperate with the General Partner, the Partnership, the Company and their respective affiliates in taking any actions reasonably requested, necessary or advisable to consummate the transactions contemplated by this Agreement.

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9.        Notices. Any notice necessary under this Agreement shall be addressed to the General Partner, the Partnership or the Company in care of its Secretary at its principal executive office and to Unitholder at the address appearing in the personnel records of the Company for such Unitholder or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

10.       Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

11.       Amendment. Prior to the consummation of the IPO, the General Partner and, after consummation of the IPO, the Company, may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of Unitholder hereunder without the consent of Unitholder.

12.       Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the shares of Restricted Stock by electronic means. The Unitholder hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

13.       Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.

14.       Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

15.       Other Rights. Unitholder acknowledges that, upon consummation of the Exchange, Unitholder will no longer hold any unvested Restricted Units of the Partnership and will have no surviving rights under the Partnership Agreement or any other governing documents of the Partnership or any other agreements related to ownership of any such unvested Restricted Units, other than as expressly set forth herein.

[Signature page follows]

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IN WITNESS WHEREOF, Unitholder acknowledges and accepts the terms of this Agreement.

Unitholder

Name:

Equity Schedule:

Class of Units	Number of Unvested Units at IPO
Class A Nonvoting Units

Agreement acknowledged and confirmed:

Crackle Holdings, L.P.

By:
Name:
Its

Crackle Holdings GP LLC

By:
Name:
Its

Snap One Holdings Corp.

By:
Name:
Its

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APPENDIX A
to the
Exchange Acknowledgement and Agreement

TERMS AND CONDITIONS

1.        General. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Company’s 2021 Stock Incentive Plan. However, the term “Company” as used in this Appendix A with reference to service shall include the Company and its Subsidiaries.

2.        Vesting. Upon receipt, shares of Restricted Stock shall initially be unvested and shall continue to vest pursuant to the same time-vesting conditions as were applicable to the Unvested Units to which the shares of Restricted Stock relate. However, for purposes of such vesting conditions, “Sponsor Exit” shall mean the first to occur of (x) the date on which the H&F Stockholders (as defined in the Stockholders Agreement) or any of their investment fund Affiliates hold (collectively) less than 20% of the outstanding shares of Common Stock of the Company on a fully diluted basis or (y) a Change in Control.

3.        Treatment of Shares of Restricted Stock Upon Termination. In the event of the Unitholder’s termination of service with the Company (“Termination”) (i) by reason of Unitholder’s death or Disability or (ii) by the Company without Cause (each, a “Good Leaver Termination”), any then-unvested shares of Restricted Stock shall immediately vest upon such Termination; provided that if the Unitholder is terminated by the Company without Cause prior to the first anniversary of the date of grant of the Unvested Units to which the shares of Restricted Stock relate (such grant date, the “Original Grant Date”), a pro-rata portion of such shares Restricted Stock shall vest, with such portion equal to the total number of such shares of Restricted Stock, multiplied by a fraction, the numerator of which is the number of days that have elapsed since the Original Grant Date and the denominator of which is 1,096 and any remaining unvested shares of Restricted Stock shall be forfeited. In the event of the Unitholder’s Termination for any reason other than a Good Leaver Termination, any then-unvested shares of Restricted Stock shall be immediately forfeited, and, in addition, in the event of a Termination for Cause any vested (and unvested) shares of Restricted Stock shall be immediately forfeited for no consideration.

4.        Non-Transferability. The shares of Restricted Stock are not transferable by the Unitholder while the shares of Restricted Stock are unvested (such period, the “Restricted Period”), unless such transfer is specifically required pursuant to a domestic relations order or by Applicable Law or if otherwise permitted by the board of directors of the Company. During the Restricted Period, no impermissible assignment or transfer of the shares of Restricted Stock, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the shares of Restricted Stock shall be forfeited to the Company.

5.        Imposition of Other Requirements. The Company reserves the right to impose other requirements on the shares of Restricted Stock, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Unitholder to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

SECTION 83(b) ELECTION FORM

, 2021

CERTIFIED MAIL

RETURN RECEIPT REQUESTED

Internal Revenue Service Center

Re: Election Under §83(b) of the Internal Revenue Code

Dear Sir or Madam:

The undersigned hereby elects under Section 83(b) of the Internal Revenue Code to include in the taxpayer’s gross income for the taxable year in which the property described below was transferred, the excess (if any), of the fair market value of such property at the time of its transfer, over the amount (if any) paid for such property. Pursuant to Treas. Reg. § 1.83-2(e), the following information is submitted:

1.	Name of taxpayer: _________________

2.	Address of taxpayer: _________________

3.	Social Security Number: _________________

4.	Property with respect to which the election is being made: shares of Common Stock of Snap One Holdings Corp.

5.	Date Interest Acquired: , 2021

6.	Taxable Year for which election is being made: calendar year 2021

7.	Nature of the restriction or restrictions to which the property is subject: While the shares of Common Stock described in Paragraph 4 are held by the undersigned, such shares remain subject to vesting based upon the continued performance of substantial services and/or applicable performance conditions.

8.	Fair Market Value of the property at the time of transfer/acquisition, determined without regard to any lapse restrictions and in accordance with Revenue Procedure 93-27: $

9.	Amount paid for the property: $

Pursuant to Treas. Reg. § 1.83-2(e), a copy of this election has been furnished to the person for whom the undersigned’s services are performed.

Very truly yours,

[Name]